FOR IMMEDIATE RELEASE

Contact:       Affymetrix, Inc.
               ----------------
               Edward M. Hurwitz             Anne Bowdidge
               Vice President and            Associate Director
               Chief Financial Officer       of Investor Relations
               (408) 731-5000                (408) 731-5925


                  AFFYMETRIX, INC. ANNOUNCES EXERCISE OF OPTION


SANTA CLARA, CA -SEPTEMBER 17, 1999- Affymetrix, Inc., (NASDAQ: AFFX) announced today that the initial purchaser of its recently completed private placement of $125 million principal amount of 5% Convertible Subordinated Notes due 2006 has exercised its option and purchased an additional $25 million of Notes. The Notes are convertible into Affymetrix Common Stock at a price equal to $123.00 per share. Gross proceeds from the offering, including exercise of the option, are $150 million.

Affymetrix has agreed to file a registration statement for the resale of the Notes and the shares of common stock issuable upon the conversion of the Notes within 90 days after the closing date. This summary of the terms and conditions of the Notes is not intended to be a complete summary of the terms and conditions of such securities. Copies of the Notes and related documents will be filed with SEC on a form 8-K after the closing date.

The Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

Affymetrix has developed and intends to establish its GeneChip(R) system as the platform of choice for acquiring, analyzing and managing complex genetic information in order to improve the diagnosis, monitoring and treatment of disease. The Company's GeneChip system consists of disposable DNA probe arrays containing gene sequences on a chip, reagents for use with the probe arrays, a scanner and other instruments to process the probe arrays and software to analyze and manage genetic information. Additional


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information   on   Affymetrix   and   GeneChip   technology   can  be  found  at
www.affymetrix.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding the Company's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, and market acceptance, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 1998 and 10-Q for the quarter ended June 30, 1999 and Form S-3 filed July 12, 1999, as amended. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Affymetrix, GeneChip and the Affymetrix logo are registered trademarks used by Affymetrix, Inc.






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